SCHEDULE 14C
(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Filed by the registrant   [X]

Filed by a party other than the registrant   [ ]

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

EDGELINE HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)  Title of each class of securities to which transaction applies:
2)  Aggregate number of securities to which transaction applies:
3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
5)  Total fee paid:

[   ]   Fee paid previously with Preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting  fee was paid  previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:
2)   Form, Schedule or Registration Statement No.
3)   Filing Party:
4)   Date Filed:

INFORMATION STATEMENT
RELATING TO NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF
A SPECIAL MEETING OF SHAREHOLDERS

Edgeline Holdings, Inc.
1330 Post Oak Blvd., Suite 1600
Houston, Texas 77056

February 15, 2008

To Our Shareholders:

The purpose of this Notice is to inform you that the majority shareholder, owning 21,742,000 shares, or 52.4% of the outstanding shares of the common stock, par value $.08 (“Common Stock”) of Edgeline Holdings, Inc. (the “Company”), has taken the following action by written consent:

•	Approved the amendment to Article IV of the Company’s Articles of Incorporation to change the par value of the Company’s Common Stock from $0.08 to $0.001;

•	Approved the amendment to Article IV of the Company’s Articles of Incorporation to authorize 25,000,000 shares of blank-check preferred stock (“Preferred Stock”);

•	Approved the amendment to Article I of the Company’s Articles of Incorporation to change the name of the Company from “Edgeline Holdings, Inc.” to “Oncolin Therapeutics, Inc.”;

•	Approved the amended and restated articles of incorporation (“Amended & Restated Articles of Incorporation”) in its entirety; and

•	Elected Donald Picker to serve on the Company’s board of directors until his successor is elected, appointed and duly qualified.

The record date for the determination of shareholders entitled to receive notice on the preceding items was January 28, 2008.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders.  We anticipate that the actions contemplated herein will be effected on or about the close of business on March 7, 2008.

We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons.

 WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of shareholders satisfies any applicable shareholder voting requirement of Nevada Corporation Law, our Articles of Incorporation and Bylaws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes.  Please read the accompanying Information Statement carefully.

                                                                     By Order of the Board of Directors,

                               //s// J. Leonard Ivins
J. Leonard Ivins, President

Please note that you are not being asked to send a proxy, and you are requested not to send one.

INFORMATION STATEMENT AND NOTICE OF ACTIONS
TAKEN BY WRITTEN CONSENT
OF THE SHAREHOLDERS

February 15, 2008

INTRODUCTION

This Information Statement is being mailed on or about February 15, 2008 to all shareholders of record of Edgeline Holdings, Inc.  It is being furnished in connection with the following actions, which were approved by the unanimous consent of our board of directors and the written consent of shareholders owning in excess of 51% of the outstanding shares of the Company’s Common Stock:

•	the amendment to Article IV of the Company’s Articles of Incorporation to change the par value of the Common Stock from $0.08 to $0.001;

•	the amendment to Article IV of the Company’s Articles of Incorporation to authorize the creation of 25,000,000 shares of Preferred Stock;

•	the amendment to Article I of the Company’s Articles of Incorporation to change the name of the Company from “Edgeline Holdings, Inc.” to “Oncolin Therapeutics, Inc.”;

•	the adoption of the Amended and Restated Articles of Incorporation; and

•	the election of Donald Picker to serve on the Company’s board of directors until his successor is elected, appointed and duly qualified.

The board of directors approved these actions on January 28, 2008, and recommended to the shareholders that they approve the actions. The majority shareholder approved these actions pursuant to a written consent to action dated January 28, 2008.

The record date established by the board of directors for purposes of determining the number of outstanding shares of voting capital stock was January 28, 2008 (the “Record Date”).  As of the Record Date, there were 41,469,533 shares of Common Stock issued and outstanding. The Common Stock constitutes the only outstanding class of voting securities.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Under Nevada Corporation Law (“NCL”), our Articles of Incorporation and our Bylaws, all activities requiring shareholder approval may be taken by obtaining the written consent and approval of shareholders having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to the NCL, a vote by 51% of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to effect the proposals.

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the proposals as early as possible, the board of directors voted to utilize the written consent of our shareholders.

Pursuant to regulations promulgated under the Exchange Act, as amended, the proposals may not be effected until at least 20 calendar days after this Information Statement is sent or given to our shareholders.  This Information Statement has first been sent to the shareholders on or about February 15, 2008.

We anticipate that the proposals will become effective on or after February 15, 2008.

CHANGE IN CONTROL

In May 2007, the Company entered into and closed on the stock exchange agreement with Secure Voice Communications, Inc., a Texas corporation (“Secure Voice”), and the stockholders of Secure Voice (the “Stock Transaction”).  As a result of the Stock Transaction, Secure Voice became a wholly-owned subsidiary of the Company and the Company agreed to issue an aggregate of 40,098,000 shares of our Common Stock to the former shareholders of Secure Voice (in exchange for all the outstanding capital stock of Secure Voice), resulting in the former shareholders of Secure Voice owning approximately 98.8% of the issued and outstanding Company Common Stock.  Additionally, J. Leonard Ivins was appointed as a director and was also appointed to serve as chief executive officer and Carl A. Chase was appointed to serve as chief financial officer.  As a result of the Stock Transaction, Silver Star Holdings became the Company’s majority shareholder (“Majority Shareholder”), owning 22,092,000 shares of the Company’s Common Stock.  As of the date of this Information Statement, Silver Star Holdings owns 21,742,000 shares of the Company’s Common Stock (52.4%), and voted to approve the proposals set forth herein.

PROPOSAL NO. 1
CHANGE IN PAR VALUE OF COMMON STOCK

Our board of directors and Majority Shareholder have approved the change in the par value of the Company’s Common Stock.

The Company’s current Articles of Incorporation set the par value of the Company’s Common Stock at $0.08 per share.  Under the proposed amendment, in order to effect the change in the Company’s Common Stock par value, the first paragraph of Section 4.01 of Article IV of the Articles of Incorporation would be amended to decrease the par value of each share of the Company’s Common Stock from $0.08 to $0.001.

Reasons for the Change in Par Value of Common Stock

In June 2007, the Company effected a 1:80 reverse stock split that did not reduce the number of shares of Common Stock that the Company was authorized to issue, but did increase the par value of the Company’s Common Stock from $0.001 to $0.08 per share.  As a result of the stock split, the par value of the Company’s Common Stock increased from $0.001 to $0.08 per share.  The Company wishes to restore the par value to its original value of $0.001 per share of its Common Stock.

Vote Required

The Company has obtained approval to effect the change in the par value of its Common Stock through the written consent of its Majority Shareholder.  Therefore, a special meeting of the shareholders to approve the change in the par value of its Common Stock will not take place for this purpose.

PROPOSAL NO. 2
CREATION OF PREFERRED STOCK

Our board of directors and Majority Shareholder have approved the creation of a class of preferred stock.

The Company’s current Articles of Incorporation do not provide for the authorization or issuance of preferred stock. Under the proposed amendment, in order to effect the creation of a class of Preferred Stock, Section 4.01 of Article IV of the Articles of Incorporation would be amended to read as follows:

“Section 4.01.  Number and Class.  The total number of shares of stock that the Corporation shall have authority to issue is 525,000,000, consisting of 500,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of preferred stock par value $0.001 per share (“Preferred Stock”).

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. ”

The only changes to Section 4.01 in the Amended and Restated Articles of Incorporation are to decrease the par value of the Company’s Common Stock from $0.08 to $0.001 per share (as described in Proposal No. 1) and create a class of Preferred Stock authorizing the issuance of up to 25,000,000 shares of Preferred Stock in the first paragraph and to add the second paragraph as set forth above.

Reasons for the Creation of Preferred Stock

The principal purpose for creating a class of Preferred Stock is to increase the Company’s flexibility with respect to equity financings and stock based acquisitions.  By creating a class of authorized Preferred Stock, the Company will increase its flexibility and will be able to more easily accommodate future equity financings and stock based acquisitions.  There are at present, however, no acquisitions pending or contemplated.  Our board of directors will have the authority to determine the price, rights, preferences, privileges and restrictions, including voting rights, of the Preferred Stock without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. We have no present plans to issue shares of preferred stock.

Vote Required

The Company has obtained approval to effect the creation of a class of Preferred Stock through the written consent of its Majority Shareholder.  Therefore, a special meeting of the shareholders to approve the creation of a class of Preferred Stock will not take place for this purpose.

PROPOSAL NO. 3
CORPORATE NAME CHANGE

Our board of directors and Majority Shareholder have approved the corporate name change.

The Company’s current Articles of Incorporation state that the name of the Company is “Edgeline Holdings, Inc.”  Under the proposed amendment, in order to effect the corporate name change, Article I of the Articles of Incorporation would be amended to change the corporate name from “Edgeline Holdings, Inc.” to “Oncolin Therapeutics, Inc.”

The only change to Article I in the Amended and Restated Articles of Incorporation is to change the Company’s corporate name.

Reasons for the Corporate Name Change

The principal purpose for changing the corporate name is to convey more clearly a sense of the Company's new business direction, which is to focus primarily on developing products to treat cancer, infectious diseases and other medical conditions associated with compromised immune systems.

Vote Required

The Company has obtained approval to effect the corporate name change through the written consent of its Majority Shareholder.  Therefore, a special meeting of the shareholders to approve the corporate name change will not take place for this purpose.

PROPOSAL NO. 4
ADOPTION OF AMENDED & RESTATED
ARTICLES OF INCORPORATION

Our board of directors and Majority Shareholder have approved the adoption of the Amended & Restated Articles of Incorporation, in the form attached hereto as Exhibit A.  The Board of Directors has been authorized to file the Amended and Restated Articles of Incorporation with the Nevada Secretary of State in order to effect the amendments set forth therein, which are as follows:

•	the amendment to Article IV of the Company’s Articles of Incorporation to change the par value of the Common Stock from $0.08 to $0.001;

•	the amendment to Article IV of the Company’s Articles of Incorporation to authorize the creation of 25,000,000 shares of Preferred Stock;

•	the amendment to Article I of the Company’s Articles of Incorporation to change the name of the Company from “Edgeline Holdings, Inc.” to “Oncolin Therapeutics, Inc.”

Other than the amendments described above, all other articles contained in the Company’s original Articles of Incorporation remain materially the same.

Reasons for Adopting the Amended & Restated Articles of Incorporation

The principal reason for adopting the Amended and Restated Articles of Incorporation is to incorporate all amendments as described in each of the proposals set forth above into one document.

Vote Required

The Company has obtained approval to adopt the Amended & Restated Articles of Incorporation through the written consent of its Majority Shareholder.  Therefore, a special meeting of the shareholders to approve the adoption of the Amended & Restated Articles of Incorporation will not take place for this purpose.

Dissenters' Rights of Appraisal

Under Nevada Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to the amendments to the Articles of Incorporation, and we will not independently provide our shareholders with any such right.

PROPOSAL NO. 5
ELECTION OF DIRECTOR

The Company’s board of directors currently consists of two members, J. Leonard Ivins and Carl A. Chase.  Our Majority Stockholder holding in excess of 51% of the shares of Common Stock has approved the appointment of Donald Picker to serve as a third director, effective on the twentieth (20th) day following the mailing of this Information Statement to our stockholders, until his successor has been duly elected and qualified.

Director Nominee

The current members of the Company’s board of directors have nominated Donald Picker, age 62, to serve on the Company’s board of directors, and set forth below is his biography.

Donald Picker. Dr. Picker has served as the Company’s Chief Operating Officer and as the Chief Technology Officer for the Company’s wholly-owned subsidiary since November 2007.  From January 2007 to October 2007, Dr. Picker was President of Tapestry Pharmaceuticals where he built the clinical development group and brought its lead cancer drug into several Phase II clinical trials.  From September 2001 to December 2006, Dr. Picker was the Executive VP of R&D at Callisto Pharmaceuticals where he was responsible for licensing their two lead cancer programs and oncology preclinical programs and bringing these cancer drugs into Phase I and Phase II development.  Dr. Picker in his career has also held senior executive positions at other companies where he was responsible for bringing drug candidates into clinical development.  He and his group were responsible for the development of Carboplatin, one of the world’s leading cancer drugs currently in use with annual sales of over $500 million.  He was also responsible for Satraplatin and Picoplatin, third generation platinum drugs which are currently in late stage clinical development.  Although most of his experience has been in oncology drug development, he has also been involved in the areas of infectious disease, cardiovascular, dermatological and gastrointestinal pharmaceutical discovery and development.

Vote Required

The Company has obtained approval to appoint Donald Picker through the written consent of its Majority Shareholder.  Therefore, a special meeting of the stockholders to approve the appointment will not take place for this purpose.

CURRENT BOARD COMPOSITION

The Company's board of directors currently consists of the following two members, who will continue to serve on the Company’s board of directors until the Company’s next annual meeting:

J. Leonard Ivins.  Mr. Ivins has served as the Company’s Chief Executive Officer and a director since May 2007.  He has also served as the Chief Executive Officer for the Company’s wholly-owned subsidiary since December 2007.  From November 2000 until September 2006, Mr. Ivins served as a director of eLinear, Inc., an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure.  Mr. Ivins was also a member of the audit and compensation committees of eLinear.  In September 2006, eLinear filed for protection under Chapter 7 of the Bankruptcy Code. Since 1995, he has been a private investor.  Previously, Mr. Ivins was a founder and co-owner of a privately held company that was an FDIC and RTC contractor.  From 1979 to 1981, Mr. Ivins was a turnaround and workout consultant to small, publicly held oil and gas companies. From 1970 to 1975, Mr. Ivins was president of The Woodlands Development Corporation and a director of Mitchell Energy and Development Corp.

Carl A. Chase.  Mr. Chase has served as Chief Financial Officer since May 2007 and a Director since June 2007.  Mr. Chase also serves as chief financial officer and a director of Unicorp, Inc., an independent oil and gas company since August 2004.  From August 2000 to May 2006, Mr. Chase served as a consultant and senior vice president to Rockport Healthcare Group, Inc., a preferred provider organization for work-related injuries and illnesses.  From April 2003 until September 2006, Mr. Chase served as a director of eLinear, Inc., an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure and from December 2005 until September 2006, Mr. Chase served as chairman.  In September 2006, eLinear filed for protection under Chapter 7 of the Bankruptcy Code.  From August 1999 to May 2000, Mr. Chase was chief financial officer of ClearWorks.net, Inc.  From December 1992 to August 1999 Mr. Chase served as chief financial officer of Bannon Energy Incorporated, a private independent oil and gas company where his primary responsibilities included acquisitions, financing and accounting and administration.  Mr. Chase is a graduate of the University of Oklahoma in 1975 with a Bachelor of Accountancy degree.

Each of the Company’s directors is elected annually at its annual meeting.  There are no family relationships between any of the Company's officers and directors.

Certain Relationships and Related Transactions, Business Relationships and Indebtedness of Management

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of our outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or indirect material interest. We have no policy regarding entering into transactions with affiliated parties.

Board Meetings

    Members of the Board of Directors are encouraged to attend the Company’s annual meeting; however, attendance is not mandatory.  We are unaware of the number of meetings held by board of directors and the number of board members who attend such meetings before the Stock Transaction.  Since the close of the Stock Transaction in May 2007, the current board of directors has held 8 meetings and each member of the board of directors attended all of the meetings.

Committees of the Board of Directors

Audit Committee

Our board of directors established an audit committee in June 2007.  The audit committee has not adopted a charter, but plans to do so in the near future.  The audit committee currently consists of Messrs. Ivins and Chase, both of whom are non-independent directors.  The board of directors has determined that Mr. Chase qualifies as a non-independent audit committee financial expert.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Mr. Chase, as its chairman, and Mr. Ivins, as a member, both of whom are financially literate.  The members of the audit committee are not independent as defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

The Audit Committee has not adopted an audit committee charter, but plans to do so in the near future. The Audit Committee selects, evaluates and, where deemed appropriate, replaces the Company’s independent auditors.  The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimus amounts.

Management is responsible for the Company’s internal controls and the financial reporting process.  The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the Company’s consolidated financial statements.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed the Company’s audited financial statements and has met and held discussions with management and Thomas Leger & Co., L.L.P., the Company’s independent auditors.  Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with Thomas Leger & Co., L.L.P. The Audit Committee also discussed with Thomas Leger & Co., L.L.P. matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Thomas Leger & Co., L.L.P. the accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and Thomas Leger & Co., L.L.P., the Audit Committee’s review of the representation of management and the report of Thomas Leger & Co., L.L.P. to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended March 31, 2007 and 2006 be included in the Company’s Annual Report filed with the SEC.

Submitted by the Audit Committee of the Board of Directors of Edgeline Holdings, Inc.

Carl A Chase and J. Leonard Ivins

Compensation and Nominating Committee

We plan to establish, but do not currently have a compensation committee or a nominating committee.  Therefore, our board of directors performs all compensation committee and nominating committee functions.

Consideration of Director Nominees

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Board of Directors has not specified any minimum qualifications for serving on the Board of Directors.  However, the Board of Directors endeavors to evaluate, propose and approve candidates with business experience and personal skills in finance, marketing, financial reporting and other areas that may be expected to contribute to an effective board.  The Board of Directors seeks to assure that the Board of Directors is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards.  Candidates should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Board of Directors will utilize a variety of methods for identifying and evaluating nominees for director.  Candidates may come to the attention of the Board of Directors through current board members, professional search firms, shareholders or other persons.  These candidates will be evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year.  The Board of Directors will consider properly submitted shareholder nominations for candidates for the board.  Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board of Directors.  If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Board of Directors.  The Board of Directors will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

COMPENSATION COMMITTEE REPORT

The Board of Directors performs all compensation committee functions and in doing so supervises our executive compensation and seeks to provide executive compensation that will support the achievement of our financial goals while attracting and retaining talented executives and rewarding superior performance.  In performing this function, the Board of Directors reviews executive compensation surveys and other available information.

The Board of Directors seeks to provide an overall level of compensation to our executives that are competitive within our industry and other companies of comparable size and complexity.  Compensation in any particular case may vary from any industry average on the basis of annual and long-term performance as well as individual performance.  The Board of Directors will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.  In general, we compensate our executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options.

Base salary levels for our executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within our industry or other companies of comparable size, taking into consideration the position’s complexity, responsibility and need for special expertise.  In reviewing salaries in individual cases the Board of Directors also takes into account individual experience and performance.

The Board of Directors provides long-term incentive compensation through our stock option plan.  The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements.  In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

Submitted by the Board of Directors of Edgeline Holdings, Inc.

Carl A Chase and J. Leonard Ivins

Communications to the Board of Directors

The Board of Directors has adopted the following policy for shareholders who wish to communicate any concern directly with the Board of Directors.  Shareholders may mail or deliver their communication to the Company’s principal executive offices, addressed as follows:

Edgeline Holdings, Inc.
Attn: Board of Directors
1330 Post Oak Blvd., Suite 1600
Houston, Texas 77056

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

Code of Ethics

The Company has adopted a "code of ethics," as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of the Company's directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of ethics may be obtained, free of charge, from the Company upon a request directed to:  Edgeline Holdings, Inc., 1330 Post Oak Blvd, Suite 1600, Houston, Texas 77056, Attention: J. Leonard Ivins, President.

MANAGEMENT

The Company's current named executive officers are as follows:

Name	Age	Position	Position Held Since
J. Leonard Ivins	71	Chief Executive Officer	May 2007
Carl A. Chase	58	Chief Financial Officer	May 2007
Donald Picker	62	Chief Operating Officer	November 2007

The biographies of Mr. Ivins and Mr. Chase are set forth above in the section titled “Current Board Composition.”  The biography of Mr. Picker is set forth above in Proposal No. 5.

OWNERSHIP OF VOTING SECURITIES

The following table sets forth, as of January 15, 2008, the number and percentage of outstanding shares of Company common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) the current named executive officers as defined in Item 402 of Regulation S-B; and (d) all current directors and executive officers, as a group.  As of January 15, 2008, there were 41,469,533 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner (1)	Number of Shares Owned	Percentage of Class
Silver Star Holdings (2)	21,742,000	52.4%
Trevor D. Ling (3)	3,996,000	9.6%
Jonathan Camarillo Trust (4)	3,560,000	8.6%
Danny Chan (5)	3,020,000	7.3%
Officers and Directors
J. Leonard Ivins	1,600,000	3.9%
Carl A. Chase	1,600,000	3.9%
Donald Picker	300,000	0.7%
All directors and executive officers as a group (3 persons)	3,500,000	8.4%
_________

(1)	Unless otherwise indicated, the mailing address of the beneficial owner is c/o Edgeline Holdings, Inc., 1330 Post Oak Blvd., Suite 1600, Houston, Texas 77056.
(2)	The business address of Silver Star Holdings is PO Box 27949, Houston, Texas 77227-7949.
(3)	The business address of Mr. Ling is 5050 Westheimer, Houston, Texas 77056.
(4)	The business address of Jonathan Camarillo Trust is 5023 Polk Street, Houston, Texas 77023.
(5)	The business address of Mr. Chan is 255 G Street, Suite 366, San Diego, California 92101.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Neither of our current executive officers has filed a Form 3 as of the date hereof.

EXECUTIVE COMPENSATION

The following table contains compensation data for our named executive officer as of March 31, 2007.  This individual is considered a “named executive officer” as defined in Item 402(a) of Regulation S-B.

Name andPrincipalPosition	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Johannes Petersen	2007	--	--	--	--	--	--	--	--

The Company’s current named executive officers are entitled to compensation in the form and amounts set forth below.

Outstanding Equity Awards at Year-End

To our knowledge based on previous SEC filings, no equity awards, either in the form of restricted stock grants or options, were issued to the named executive officer as of March 31, 2007.  Additionally, the Company’s current named executive officers have not been issued any equity awards other than the shares of stock issued to them in connection with the execution of their respective agreements as described below.

Employment and Consulting Agreements

We entered into agreements with the following individuals:

J. Leonard Ivins.  In May 2007, the Company and Mr. Ivins entered into an employment agreement where it agreed to employ Mr. Ivins as its Chief Executive Officer.  The employment agreement terminates in May 2010. Under his employment agreement, Mr. Ivins has the right to terminate his employment agreement at any time upon fourteen days written notice and the Company may terminate his employment agreement immediately upon fourteen days written notice. The employment agreement entitles Mr. Ivins to a monthly base salary of $5,000 and a stock bonus of 1,600,000 shares of the Company’s Common Stock upon execution of his employment agreement.

In December 2007, the Company’s wholly-owned subsidiary and Mr. Ivins entered into an employment agreement where it agreed to employ Mr. Ivins as its chief executive officer.  The employment agreement terminates in November 2010.  Under the employment agreement, both parties have the right to terminate the agreement at any time upon 30 days written notice.  Additionally, the Company’s wholly-owned subsidiary may terminate the agreement immediately upon written notice for “cause” as defined therein.  The employment agreement entitles Mr. Ivins to a monthly base salary of $7,000, a monthly allowance of $1,350 for business related expenses and a stock bonus of 1,600,000 shares of the Company’s Common Stock, which bonus has not been issued as of the date of this Information Statement.

Carl A. Chase. In May 2007, the Company and Mr. Chase entered into an employment agreement where it agreed to employ Mr. Chase as its Chief Financial Officer, which employment agreement was subsequently cancelled. Thereafter, Mr. Chase agreed to continue to serve as the Company’s Chief Financial Officer in the capacity of an at-will consultant.  Mr. Chase was compensated $5,000 a month for a period of three months for his services, but is no longer being compensated for his services.  Mr. Chase also received a stock bonus of 1,600,000 shares of the Company’s Common Stock upon execution of the employment agreement.

Donald Picker. In November 2007, the Company’s wholly-owned subsidiary and Mr. Picker entered into a consulting agreement whereby Mr. Picker agreed to serve as its Chief Technology Officer.  The agreement terminates in May 2008, unless further extended by the Company.  Under the agreement, both parties have the right to terminate the agreement at any time upon 30 days written notice.  The employment agreement entitles Mr. Picker to a base salary of $1,000 per “working day” as defined therein and a stock bonus of 300,000 shares of the Company’s Common Stock upon execution of the agreement.

The Company also entered into consulting agreements with three other individuals, one of which calls for a four year term and compensation in the amount of $45,000 per year, another of which calls for a four year term and compensation in the amount of $34,800 per year and the last of which calls for a four year term, compensation in the amount of $12,000 per year and a stock bonus of 50,000 shares of the Company’s Common Stock.

DIRECTOR COMPENSATION

Directors are not compensated for any services provided as a director; however, our directors are entitled to be reimbursed for expenses incurred for attendance at meetings of the board.

SELECTED FINANCIAL DATA

The tables below set forth (i) the unaudited balance sheet information at June 30 and September 30, 2007 and (ii) the unaudited statements of operations information for the quarters ended June 30 and September 30, 2007,  and inception (May 9, 2007) to September 30, 2007.  The unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair statement of our financial position and operating results for the periods presented.  Historical results are not necessarily indicative of the results to be expected in the future, and results of interim periods are not necessarily indicative of results for the entire year.

EDGELINE HOLDINGS, INC.
AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	June 30, 2007	September 30, 2007
	(Unaudited)	(Unaudited)
ASSETS

Cash and cash equivalents	$8,744	$11,615
Prepaid expenses	--	67,650
Property and equipment, net	--	2,443
License agreement, net	--	--
Total assets	$8,744	$81,708

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$4,440	$4,666
Accounts payable – related party	22,155	28,286
Notes payable – related parties	220,000	232,555
Accrued liabilities	15,444	47,808
Total current liabilities	262,039	313,315
Shareholders' deficit:
Common stock, $.08 par value, 500,000,000 shares authorized, 40,965,906 and 40,722,334 issued and
outstanding at September 30, 2007 and June 30, 2007, respectively	3,257,787	3,277,273
Additional paid-in capital	--	164,289
Deficit accumulated during the development stage	(3,511,082)	(3,673,169)
Total shareholders’ deficit	(253,295)	(231,607)
Total liabilities and shareholders' deficit	$8,744	$81,708

EDGELINE HOLDINGS, INC.
AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED JUNE 30 AND SEPTEMBER 30, 2007 AND
INCEPTION(MAY 9, 2007) TO SEPTEMBER 30, 2007

	Three Months Ended		Inception (May 9, 2007) to
	June 30, 2007	September 30, 2007	September 30, 2007

Revenue	$--	$--	$--

Costs and expenses:
Payroll and related	10,765	27,213	37,978
Office administration	200	4,004	4,204
Professional fees	7,444	21,801	29,245
Investor relations	549	95,370	95,919
Compensation expense	120,220	--	120,220
Merger expenses	344,113	--	344,113
Impairment of license agreement	80,100	--	80,100
Other expenses	23,270	7,364	30,634
Total costs and expenses	586,661	155,752	742,413
Interest expense	4,679	6,335	11,014
Net loss	$(591,340)	$(162,087)	$(753,427)

Net loss per share:
Basic and diluted	$(0.05)	$(0.00)	$(0.02)

Weighted average number of common shares outstanding:
Basic and diluted	11,719,875	40,767,830	30,150,301

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities at the SEC’s office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates or by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

MISCELLANEOUS

If you have any questions about this Information Statement you should contact:

Edgeline Holdings, Inc.
1330 Post Oak Blvd, Suite 1600
Houston, Texas 77056
Attention: J. Leonard Ivins, President
Telephone: (713) 621-5208

We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. This Information Statement is dated February 15, 2008.

You should not assume that the information contained in this Information Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Information Statement).

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the amendments to the Company’s Articles of Incorporation. Your consent to the amendments to the Company’s Articles of Incorporation is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

                                 By Order of the Board of Directors
                                For Edgeline Holdings, Inc.,

                                //s// J. Leonard Ivins
J. Leonard Ivins, President